Exhibit 99.1

Channell Announces 2008 Second Quarter Results

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Channell Commercial

TEMECULA, CA—(Marketwire - August 14, 2008) - Channell Commercial Corporation (NASDAQ: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia and North America, today announced financial results for the three months ended June 30, 2008.

Second Quarter Results

Channell Commercial Corporation (the “Company”) reported second quarter 2008 net sales of $27 million. This represents a 24.6% decrease compared to net sales of $36.7 million for the second quarter of 2007.

The Company also reported a GAAP net loss of $8 million for the second quarter of 2008, or ($0.84) per basic and diluted share, as compared to net income of $0.9 million, or $0.10 per basic and diluted share, for the second quarter of 2007. Included in the second quarter 2008 net loss is a non-cash goodwill and intangibles impairment charge of $4 million, non-cash deferred tax valuation allowance of $2 million, restructuring-related costs of $570,000, stock compensation expense of $6,000 (accounted for under SFAS 123R), and intangible amortization expense of $53,000, which together equated to ($0.69) per basic and diluted share. Excluding these items, second quarter 2008 non-GAAP pro forma net loss was $1.5 million, or ($0.15) per basic and diluted share. Included in the second quarter 2007 net income is stock compensation expense of $61,000 (accounted for under SFAS 123R), and intangible amortization expense of $47,000, which together equate to ($0.01) per basic and diluted share. Excluding these items, second quarter 2007 non-GAAP pro forma net income was $1 million or $0.11 per basic and diluted share. Gross profit for the second quarter of 2008 was $8.1 million, or 30% of net sales, as compared to $10 million, or 32.5% of net sales, for the comparable period last year. Total operating expenses for the second quarter of 2008 were $13.6 million versus $10.6 million in the comparable period a year ago. Included in operating expenses for the second quarter of 2008 was $4 million of non-cash goodwill and intangibles impairment charges, $570,000 of restructuring costs, $6,000 of stock compensation expense, and $53,000 of intangible amortization expense.

Liquidity

At June 30, 2008, the Company had total cash and cash equivalents of $1.4 million, which was $0.3 million less than the total at March 31, 2008, and $18.7 million in total outstanding debt and capital lease obligations, which was $0.5 million lower than at March 31, 2008. Net cash generated from operating activities was $2.7 million for the second quarter of 2008. Days sales outstanding of 43 days during the second quarter of 2008 was in line with the comparable period last year, but down from 46 days in the first quarter of 2008. Days inventory for the second quarter of 2008 was 80 days, up from 66 days inventory for the second quarter of 2007 but down from 85 days inventory during the first quarter of 2008. Days payables were 64 days for the second quarter of 2008, up from 54 days payables in the year-ago period and 58 days payables in the first quarter of 2008.

Non-GAAP Financial Measures

Non-GAAP pro forma net income (loss) and Non-GAAP pro forma net income (loss) per basic and diluted share are non-GAAP financial measures, and represent net income (loss), and net income (loss) per basic and diluted share, each adjusted to exclude certain non-cash and non-recurring items. For a reconciliation of non-GAAP pro forma net income (loss) to GAAP net income (loss), and non-GAAP pro forma net income (loss) per basic and diluted share to GAAP net income (loss) per basic and diluted share, for the periods presented, please see the financial tables attached to this press release. This press release and the attached financial information are also available in the investor relations section of the Company’s web site at www.channell.com.

The Company believes the presentation of non-GAAP financial measures assists investors to better understand the Company’s operating performance. In addition, analyst estimates typically exclude the impact of non-cash and non-recurring items from net income (loss) per basic and diluted share; consequently, the Company believes that the presentation of these non-GAAP financial measures is helpful to investors in their review of information presented by analysts.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia and North America. Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks. The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California. International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia. The Company’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws. Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts. These statements are based on management’s current expectation and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions. Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

- Financial Tables to Follow -

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net sales	$52,109	$69,575	$26,950	$36,722
Cost of goods sold	36,636	47,674	18,848	24,795
Gross profit	15,473	21,901	8,102	11,927

Operating expenses
Selling	9,913	11,470	4,933	6,224
General and administrative	7,252	8,074	3,781	3,851
Research and development	772	915	381	486
Impairment of goodwill and other intangibles	3,973	—	3,973	—
Restructuring charge	975	—	570	—
	22,885	20,459	13,638	10,561

Income (loss) from operations	(7,412)	1,442	(5,536)	1,366
Interest income	21	21	5	8
Interest expense	(996)	(483)	(510)	(298)
Income (loss) before income tax expense	(8,387)	980	(6,041)	1,076

Income tax expense	1,716	20	2,180	166
Net income (loss) before minority interest	(10,103)	960	(8,221)	910
Minority interest in loss of subsidiaries	(476)	(86)	(200)	(21)
Net income (loss)	$(9,627)	$1,046	$(8,021)	$931

Net income (loss) per share, basic and diluted	$(1.01)	$0.11	$(0.84)	$0.10

Net income (loss)	$(9,627)	$1,046	$(8,021)	$931
Other comprehensive income, net of tax
Foreign currency translation adjustment	687	819	215	422

Comprehensive income (loss)	$(8,940)	$1,865	$(7,806)	$1,353

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(amounts in thousands, except per share data)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$1,360	$1,825
Restricted cash	—	282
Accounts receivable, net of allowance for doubtful accounts of $215 at June 30, 2008 and $281 at December 31, 2007	12,907	12,807
Inventories, net	16,711	15,763
Prepaid expenses and other current assets	1,084	1,436
Deferred income taxes, net	247	936
Total current assets	32,309	33,049

Property and equipment, net	19,166	19,036
Deferred income taxes, net	—	642
Goodwill	8,422	10,998
Intangible assets, net	1,068	2,128
Other assets	805	994
	$61,770	$66,847
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,360	$9,447
Short-term debt (including current maturities of long-term debt)	14,997	10,335
Current maturities of capital lease obligations	449	153
Income taxes payable	402	178
Accrued expenses	5,689	5,444
Total current liabilities	34,897	25,557

Long-term debt less current maturities	2,725	7,467
Capital lease obligations, less current maturities	495	198
Deferred income taxes	71	—
Other long-term liabilities	742	906
Total liabilities	38,930	34,128

Commitments and contingencies
Minority interest	—	955

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized - 1,000 shares, none issued and outstanding	—	—
Common stock, par value $.01 per share, authorized - 19,000 shares; issued - 9,788 at June 30, 2008 and December 31, 2007 outstanding - 9,544 shares at June 30, 2008 and December 31, 2007	98	98
Additional paid-in capital	31,226	31,210
Treasury stock - 244 shares at June 30, 2008 and December 31, 2007	(1,871)	(1,871)
Retained earnings (accumulated deficit)	(9,514)	113
Accumulated other comprehensive income - Foreign currency translation	2,901	2,214
Total stockholders’ equity	22,840	31,764
	$61,770	$66,847

Channell Commercial

Reconciliation Tables of GAAP Financial Measures to

Non-GAAP Financial Measures

Reconciliation of GAAP net income (loss) per basic
and diluted share to non-GAAP pro forma net income
(loss) per basic and diluted share (Unaudited)

	Quarter	Quarter
	Ended	Ended
	June 30,	June 30,
	2008	2007
GAAP net income (loss) per basic and diluted share	$(0.84)	$0.10

Add:
Non-cash Goodwill impairment charge after impact of minority interest	$0.42	n/a
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$0.01	$0.01

Restrucuturing Charges	$0.06	n/a

Deferred tax valuation allowance under SFAS 109	$0.21	n/a

Non-GAAP pro forma net income (loss) per basic and diluted share	$(0.15)	$0.11

Reconciliation of GAAP net income (loss) to
non-GAAP pro forma net income (loss) (Unaudited)
(in thousands)

	Quarter	Quarter
	Ended	Ended
	June 30,	June 30,
	2008	2007
GAAP net income (loss)	$(8,021)	$931

Add:
Non-cash Goodwill & intangibles impairment charge	$3,973	n/a
Stock compensation expense under SFAS 123R and intangibles amortization	$59	$108

Restrucuturing Charges	$570	n/a

Deferred tax valuation allowance under SFAS 109	$1,962	n/a

Non-GAAP pro forma net income (loss)	$(1,457)	$1,039

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
GAAP net income (loss) per basic and diluted share	$(1.01)	$0.11

Add:
Non-cash Goodwill impairment charge after impact of minority interest	$0.42	n/a
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$0.01	$0.02

Restrucuturing Charges	$0.10	n/a

Deferred tax valuation allowance under SFAS 109	$0.21	n/a

Non-GAAP pro forma net income (loss) per basic and diluted share	$(0.27)	$0.13

Reconciliation of GAAP net income (loss) to

non-GAAP pro forma net income (loss) (Unaudited)

(in thousands)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
GAAP net income (loss)	$(9,627)	$1,046

Add:
Non-cash Goodwill & intangibles impairment charge	$3,973	n/a
Stock compensation expense under SFAS 123R and intangibles amortization	$120	$214

Restrucuturing Charges	$975	n/a

Deferred tax valuation allowance under SFAS 109	$1,962	n/a

Non-GAAP pro forma net income (loss)	$(2,596)	$1,260

CONTACT:
At the Company:
Michael Perica
Treasurer
951-719-2600
Email Contact